PROSPECTUS

QUARTA-RAD, INC.

1,500,000 SHARES OF COMMON STOCK

$0.20 per share

Quarta-Rad, Inc. (the “Company,” “we,” or “our”) is offering on a self-underwritten, best-efforts basis a maximum of 1,500,000 shares of its common stock at a price of $0.20 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We are offering the shares on a “self-underwritten,” best-efforts, directly through our officers and directors. The shares will be offered at a fixed price of $0.20 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Victor Shvetsky and Alexey Golovanov, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and director and they will not participate in the offering. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares of common stock registered in this registration statement is completed or (ii) when the offering period ends (180 days from the effective date of this prospectus); or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.20	$0.00	$0.20
Maximum	1,500,000	$0.20	$0.00	$300,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 26, 2016

1

Through and including August 20, 2016 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

2

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Quarta-Rad, Inc. As of December 31, 2015, the date of our most recent audit, we had $222,822 in total assets and, as of March 31, 2016, we had $147,814 in total assets.

QUARTA-RAD, INC.

Organization

We were incorporated in the State of Delaware as a for-profit company on November 29, 2011, under the name Quatra-Rad, Inc. and our incorporator adopted our bylaws and appointed our two directors. On February 29, 2012, we amended our Certificate of Incorporation to change our name to Quarta-Rad, Inc. On July 16, 2012, we amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value from 1,500, no par value and effected a 10,000 to 1 forward split. On February 4, 2015, we filed a Certificate of Correction to our Certificate of Amendment to Certificate of Incorporation to correct it for inadvertently excluding the 10,000 to 1 forward stock split, which our shareholders and directors approved on June 29, 2012. From November 29, 2011 (inception) through May 2012, we had limited operations. Commencing in May 2012, we began sales and implemented our business plan to distribute detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America by selling them on consignment on behalf of a related party owned by our majority shareholder and which are purchased from a company owned by our minority shareholder. We also purchase the products directly from the company owned by our minority shareholder and sell them to independent third party resellers. A Geiger counter is an instrument used for measuring ionizing radiation. It detects radiation such as Beta particles, Gamma rays and X-rays using the ionization produced in a Geiger–Müller tube, which gives its name to the instrument. We do not currently manufacture any of the products that we sell. We intend to continue to target homebuilders and home renovation contractors for the sale of products and resellers that market to these customers. Our business activities are now focused on expanding our Internet sales. We have established a fiscal year end of December 31. Initially we sold the products on consignment on behalf of Star Systems Corporation, a Japanese company owned by Victor Shvetsky, our majority shareholder, and purchase products from Quarta-Rad, Ltd., a Russian company owned by Alexey Golovanov, our minority shareholder, which we sell to independent third party resellers. Commencing in 2013, we began selling the products directly to third parties through Internet sales.

On November 29, 2011, we issued 1,500 pre-split shares of our no par value common stock, valued at $1 per share, to our 2 founders, which includes 1,200 pre-split common shares to our chief executive officer, Victor Shvetsky and 300 pre-split common shares to our president, Alexey Golovanov in exchange for organizational services incurred in our formation valued at $1,200 and $300, respectively. From November 29, 2011 to April 30, 2012, we did not incur any operational expenses. From May 1, 2012, to December 31, 2012, our burn rate was approximately $1,488 per month and, in 2013, our month burn rate was approximately $5,525. Presently, our monthly burn rate is approximately $13,899 per month, which consists of general and administrative expenses, advertising and professional fees. We believe that our present capital is sufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $75,000 in cash to accomplish the goals set out in our plan of operation. To the extent we are unable to accomplish our goals with the proceeds from the issuance of our common stock, then we intend to use our existing cash or raise additional capital from investors through the sale of our common stock or from loans or advances from our majority shareholder. Our majority shareholder has orally agreed to advance us the funds without interest and has agreed to defer repayment until we are able to repay him.

Our principal business, executive and registered statutory office is located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801-1186 and our telephone number is (302) 887-9916 and email contact is info@quartarad.com. Our URL address is www.quartarad.com.

Business

We commenced operations in May 2012, by selling products on consignment from a company owned by our majority shareholder. In 2012, we purchased products from a company owned by our minority shareholder and sold them to a company owned by our majority shareholder and to third party resellers. We believe the terms of those sales were arms-length. In 2012, we began use of the Internet as well as the services of an independent sales representative to market the products to homeowners and interested customers in North America and the majority of our sales were from unrelated third parties. We market the products to homebuilders and home renovation contractors. We have had limited operations and have limited financial resources. In 2011, our operations were devoted primarily to start-up, development and operational activities as well as related party and third party sales, which included:

3

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various detection devices;
4.	Research on marketing channels/strategies for our detection devices and the industry;
5.	Secured our website domain www.quartarad.com and beginning the development of our initial online website; and
6.	Research on future products to distribute.
7.	Consignment sales on behalf of a related party.
8.	Sales to third party resellers.

In May 2012, we commenced our business operations by selling products on consignment from a related party company and developing our distribution network. In June 2012, we began to utilize our website to market the products we sell on consignment to our potential customers. We also began implementing our business plan by promoting these products for sale on various websites. We also engaged independent, third party distributors to sell the products. In 2013, increased our Internet presence and increased our sales whereby the majority of our sales were from unrelated third parties. From 2014 to the present, we have continued to sell the products through the Internet to unrelated third parties. See “Risk Factors.”

We believe that our principal source of revenue will continue to come from Internet sales and sales to resellers of the following products:

Radiation Detection Equipment

RADEX RD1503 – basic model of a hand-held radiation detector for the consumer market.

RADEX RD1706 – enhanced model of a hand-held radiation detector; additional radiation counter provides for a more accurate results (confirmed by JQA – Japan Quality Assurance organization), vibration alarm and several additional functions improve on the RD1503 design specifications.

RADEX RD1008 – high-end radiation detection device that provides readings for Gamma- and Beta- radiation values separately. Equivalent devices from other manufacturers cost 5-10 times more.

RADEX RD1212 – new model of hand-held radiation detector for the consumer market. It includes all the functionality of RD1503 model as well as ability to store measured values in memory for later transfer to PC. This device comes with newly developed software, RadexRead, developed by Quarta-Rad Inc. further enhances RADEX family of Geiger counters by combining the power of PC and Internet, allowing user to visualize and share their measurements with other RADEX consumers.

RADEX RD1212-BT – upgraded version of RD1212 with Bluetooth, now capable of linking to smartphones or tablets to transfer data in real time. Also measures atmospheric pressure and air temperature. Special Android/iOS application for smartphones can be used alongside with this product.

RADEX RD ONE – compact personal radiation detector, smaller and less expensive than any of the other models. Besides the size, the device has additional features such as: counts accumulative dose, can display measurements in CPMs and links via USB cord to PC for data transfer and analysis. Other standard features include audio/vibration alarm and adjustable alarm thresholds like on all other models. New analytical software was created to chart and analyze received data.

Radon Detection Equipment

RADEX MR106N – Radon gas detector with digital read-out of the results (in volume of air); readings calculated every 4 hours and saved in the onboard memory log.

RADEX MR153N (TBD) – simple Radon gas detector that provides visual/audio alarm when a certain (or legal) threshold is reached.

EMI Detection Equipment

RADEX EMI50 – hand-held device that provides real-time measuring of Electric Field Strength (in kiloVolt/meter) and Electro Magnetic Field (in microTesla).

Light and brightness Detection Equipment

RADEX Lupin – Light Meter, Pulse meter and Lucimeter. A hand-held device that measure illumination, brightness and flicker ratio of LED screens, any type of light bulbs or monitors at work or at home. RadexLight Software allows PC connection and data transfer. Spectral sensitivity is identical to a human eye, which separates this model from the competition.

4

Although we have commenced our marketing sales campaign with our own resources and are selling products through online retailers and through resellers, we believe that we need additional capital to increase our sales and expand our marketing program. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to cost effectively purchase and sell the products and market them through the Internet and through distributors. We intend to rely on our Chairman and President’s relationships in the industry to supply us with products and introduce us to resellers. We also intend to market our website to the home renovation industry to solicit orders for the sale of products. There can be no guarantee or assurance that our Chairman or President and/or our website will enable us to purchase products on attractive terms that will allow us to resale them to independent third party distributors.

No assurance can be given that the products we purchase will be sold to resellers and, if sold to them, will return an investment or make a profit. To achieve the goal of purchasing products on favorable terms, we plan to be selective in our choice of suppliers and work with our shareholders’ companies as well as other cost-effective suppliers.

From November 29, 2011 (our inception) to December 31, 2011, we did not generate any sales. In 2012, we generated $51,405 in sales, which resulted in $29,110 in related party sales and resulted in a net profit of $25,783. In 2013, we generated $661,147 in sales, which included $37,431 in related party sales and a net profit of $112,992. In 2014, we generated $1,045,020, in net sales, which were all from third parties and incurred a loss of ($95,084). In 2015, we generated $829,032 in net sales and earned a profit of $50,463. For the three-months ended March 31, 2016, we generated $208,998 in sales and had a net loss of ($8,497). We anticipate that we will continue to generate revenues and net profits and will be able to increase our revenues after we have raised additional funds. We believe that we have sufficient working capital to continue our operations for the next 12 months; however, we believe that we need to seek additional financing to expand our sales. As of March 31, 2016, we had $36,716 in cash on hand in our corporate bank account and liabilities of $62,757, which consisted of $46,916 in related party payables. As of December 31, 2015, we have $66,390 in cash on hand in our corporate bank account and liabilities of $129,268, which consisted of $126,976 in related party payables. As of December 31, 2014, we had $101,354 cash on hand in our corporate bank account and liabilities of $223,081. In addition, we anticipate the costs associated with this offering to be approximately $44,200, which we will pay from our cash or from shareholder advances in the event the proceeds from our offering are insufficient. We currently have two officers and directors. These individuals allocate time and personal resources to us on a part-time basis and devote approximately 15 hours per week to us. From our inception through September 30, 2013, one of our shareholders, who is an officer or director and who owns 20% of our common stock, has sold us inventory to resell to a company owned by our majority shareholder. Subsequent to September 30, 2013, our sales have been to independent, third parties. Since May 2012, we have utilized the services of an independent contractor to assist us in selling the products. He is paid on a commission only basis.

The following financial information summarizes the more complete historical financial information as indicated in the audited financial statements we are filing with this prospectus.

As of the date of this Prospectus, we have 15,000,000 shares of $0.0001 par value common stock issued and outstanding, which is owned by 2 shareholders. We do not have any authorized shares of preferred stock. The aggregate market value of our common stock based on the offering price of $0.20 per share is $3,000,000. As of our most recent audit, which is December 31, 2015, our stockholders’ equity is $93,554 and, as of March 31, 2016, was $85,057.

THE OFFERING

We are offering for sale a total of 1,500,000 shares of common stock at a fixed price of $0.20 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts, basis, which means our chief executive officer, Mr. Victor Shvetsky and our president, Mr. Golovanov, will attempt to sell the shares. This prospectus will permit them to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Mr. Shvetsky and Mr. Golovanov will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

5

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Quarta-Rad, Inc.
Securities being Offered:	1,500,000 shares of common stock, $0.0001 per value.
Offering Price per Share:	$0.20

Offering Period:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 300,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs:	We estimate our total offering registration costs to be approximately $44,200.
Risk Factors

The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Gross Proceeds to Us:	$300,000 in the event all 1,500,000 shares are sold.
Use of Proceeds	We intend to use the proceeds to expand our business operations.
Number of Shares Outstanding Before the Offering:	15,000,000 common shares
Number of Shares Outstanding After the Offering assuming all 1,500,000 shares are sold:	16,500,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, inventory, contractors, sales and marketing, and general working capital.

6

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	March 31, 2016	December 31, 2015	December 31, 2014

Current assets	$147,814	$222,822	$266,172
Total assets	$147,814	$222,822	$266,172

Current liabilities	$62,757	$129,268	$223,081
Total liabilities	$62,757	$129,268	$223,081
Shareholders’ equity	$85,057	$93,554	$43,091

Operating Data:	For the three-months ended March 31, 2016	For the year ending December 31, 2015	For the year ending December 31, 2014

Revenue, net	$208,998	$829,032	$1,045,020
Operating expenses	$41,697	$92,830	$284,764
Net income (loss)	$(8,497)	$50,463	$(95,084)
Net income (loss) per share per common share – basic and diluted	$0.00	$0.00	$0.01
Weighted average number of shares outstanding – basic and diluted	15,000,000	15,000,000	15,000,000

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have achieved minimal income since our inception.

7

RISK FACTORS

We are subject to those financial risks generally associated with related party companies. We are also subject to risk factors specific to our business strategy and the detection device industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

We were organized and incorporated in November 2011. For the three-months ended March 31, 2016 and 2015, we generated $208,998 and $187,670 in revenues, respectively and a net loss of ($8,497) and ($9,183), respectively. For the years ended December 31, 2015 and 2014, we generated $829,032 and $1,045,020 in revenues, respectively. We incurred a net profit and a net loss of $50,463 and ($95,084) in 2015 and 2014, respectively. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the detection device industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure product at prices that allow for resale at a profit. Based upon current plans, we expect to incur operating expense in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Although we had a net loss of ($8,497) for the three-months ended March 31, 2016 and a $50,463 net profit for the year ended December 31, 2015, and a ($95,084) net loss for the year ended December 31, 2014, our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of the products. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Our officers and directors have limited experience in the detection device industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Even though our officer and directors have experience in the detection device industry in Russia and Asia, they have limited experience in the detection device industry in the United States. Our management’s lack of experience in the US markets could hinder their ability to successfully implement a domestic marketing plan or secure future financing. Each potential investor must carefully consider the lack of US marketing experience of our officers and directors before purchasing our common stock.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Alexey Golovanov, our president and director, and Victor Shvetsky, chief executive officer and director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 15 hours per week of their time, to the continued implementation of our business plan. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to continue to implement our business plan resulting in the business failure.

We do not maintain key person life insurance on our officers and directors.

8

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of March 31, 2016, we had $36,716 in cash on hand and $147,814 in total assets. As of December 31, 2015 and 2014, we had $66,390 and $101,354 in cash on hand, respectively and $222,822 and $266,172 in assets, respectively. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic conditions and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the detection devices that we may desire to distribute could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our detection devices, which could be suffer if distributors and/or home renovation contractors are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing for the products. If the domestic and/or international economy were to continue to weaken, the demand for any detection projects we may desire to distribute could decline, which could have a material adverse effect on our operating results and stock price.

Because some of our assets are located outside of the United States and Victor Shvetsky and Alexey Golovanov, our directors and officers, reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Messers. Shvetsky and Golovanov, or to enforce a judgment rendered by a United States court against us or Messers. Shvetsky and Golovanov.

While our principal office and operations are located in the United States, Messers. Shvetsky and Golovanov, our officers and directors, are non-residents of the United States. Therefore, it may be difficult to effect service of process on Messers. Shvetsky and Golovanov in the United States, and it may be difficult to enforce any judgment rendered against Messers. Shvetsky and Golovanov. As a result, it may be difficult or impossible for an investor to bring an action against Messers. Shvetsky and Golovanov in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Japan or the Russian Federation may render that investor unable to enforce a judgment against the assets of Messers. Shvetsky and Golovanov. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation whose officers and directors reside within the United States.

Additionally, because some of our assets are located outside of the United States, they may be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were all to be located within the United States under United States bankruptcy laws.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital, we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have earned minimal revenue. Failure to generate additional revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting the home detection and other products for Internet and third party resales and any intellectual property that we may develop in the future relating to these and new products. Our Chairman has developed a software application that he has allowed the Company to use for no cost, which we believe has resulted in our ability to increase our sales. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

9

If the products are not commercially successful and/or do not generate revenues, our business would fail.

Purchasing detection devices from overseas involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the detection devices commercial potential as a consumer product. It is impossible to predict the success of any product before we receive purchase orders. The ability of the products to generate revenues will depend upon a variety of unpredictable factors, including:

●	Public taste, which is always subject to change;
●	The quantity and popularity of other detection devices and` home consumer product spending at the time of our distribution;
●	The competition for products on the Internet, through other home renovation contractors, through distributors, and through other forms of distribution; and
●	The fact that all products are distributed through retailers, wholesalers and the Internet.

For any of these reasons, the products that we chose to distribute may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

The products might be more expensive to purchase than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our inventory and distribute the products. Expenses associated with purchasing and distributing the detection devices could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of our suppliers and other personnel working on the manufacturing of the products or in the number of personnel required to work on the products, or because of problems or difficulties with technology and equipment used in our supplier’s production. In addition, unexpected circumstances sometimes cause production to exceed budget.

Competition in the detection device industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well-established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us including those owned by our existing shareholders.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing products. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to secure distribution for the products we sell, our business will suffer and likely fail.

Because we lack the resources to distribute the products through retail outlets, we have entered into arrangements with distributors and independent contractors. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on inventory. In addition, if we are unable to obtain distribution on acceptable terms, we may evaluate other alternatives, such as retaining additional distributors as independent contractors or bypassing independent contract distribution altogether. We cannot provide any assurance that we will be able to secure an independent distributor, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The detection device industry is subject to extensive and complex federal and state laws and regulations related to product safety, conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in sale and shipping orders.

Federal and state governments may regulate the products that we distribute. Our ability to cost effectively purchase inventory and distribute the detection products could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

10

Our officers and directors may have conflicts in allocating their time to our business.

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities including their competing businesses. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

11

Our board of directors has significant control over us and we have not established committees comprised of independent directors.

We have only two directors who are also officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our two directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors’ decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon consultants for future web-development and the consultants may not complete the work within the set framework that is necessary to promote and recruit personnel effectively.

We are also dependent on a web consultant to maintain and continue to refine our website to market the products. If the consultant does not fulfill his duties, we may have to find another consultant with specific expertise to maintain our website, which will delay our ability to sell and distribute detection devices according to our business plan.

We currently have a website that we believe will help us attract customers, home renovation contractors and distributors at www.quartarad.com. We use the website as a promotional tool for recruiting potential distributors of our detection devices as well as a tool for selling products.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 26 for a further discussion of this exemption.

12

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.20 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

We are selling this offering on a self-underwritten, best efforts basis and will retain the proceeds of any shares we sell; and without an underwriter, we may be unable to sell any shares.

This offering is self-underwritten on a best efforts, basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Messrs. Shvetsky and Golovanov, our officers and directors, who will receive no commissions. They will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that they will be able to sell any of the shares or all of the shares and there is no minimum amount of shares we require to be sold for this offering to proceed. We will retain the proceeds of any of the shares we sell. If we raise only a nominal amount of proceeds, then we may be unable to implement our business plan and we may have to suspend or cease operations and you may lose your investment in us.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on November 29, 2011. We have a limited demonstrable operations record, on which you can evaluate our business and prospects. We commenced operations in May 2012. We generated $208,998 in sales for the three months ended March 31, 2016 and had a net loss of ($8,497). We generated $829,032 and $1,045,020 in net sales in 2015 and 2014, respectively. We generated a $50,463 net profit and incurred a net loss of ($95,084) in 2015 and 2014, respectively. We cannot guarantee that we will be successful in accomplishing our objectives or that we will have continued increase in net sales or net profits.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify a market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

13

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

14

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.20 you pay for them. Upon completion of the Offering, assuming the sale of all the shares offered, the net tangible book value of your shares will be $0.02 per share, $0.18 per share less than what you paid for them. Therefore, investors in this Offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, sole director will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized (50,000,000 shares) but unissued (33,500,000 shares) assuming the sale of 1,500,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Victor Shvetsky, our director and chief executive officer owns 12,000,000 common shares representing 80% of the outstanding common stock and Alexey Golovanov, our president and director holds 3,000,000 or the other 20% of our outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

15

Our certificate of incorporation provides for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation at Article VIII provides for indemnification as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eighth became effective.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (15,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

16

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors. This means that your access to information regarding our business will be limited. We intend to file the Form 8-A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

17

USE OF PROCEEDS

Our offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares we are required to sell in order for us to proceed with the offering. The offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the shares we are offering for sale. The total estimated costs of the offering are estimated to be $44,200. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Application of Proceeds	Amount	Amount	Amount	Amount
Total Offering Proceeds	$75,000	$112,500	$150,000	$300,000

Offering Expenses
Legal & Professional Fees	40,000	40,000	40,000	40,000
Accounting Fees	3,500	3,500	3,500	3,500
SEC Filing fee	35	35	35	35
FINRA filing fee	100	100	100	100
Miscellaneous	65	65	65	65
Blue-sky Fees	500	500	500	500
Total Offering Expenses	$44,200	$44,200	$44,200	$44,200

Use of Net Proceeds
Inventory	15,000	33,000	50,000	$150,000
Sales & Marketing	10,000	30,000	50,000	100,000
Working Capital	5,800	5,300	5,800	5,800
Total Use of Net Proceeds	30,800	68,300	105,800	$255,800

Total Use of Proceeds	$75,000	$112,500	$150,000	$300,000

Notes:

1) The category of Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

2) The category of Sales & Marketing includes online Internet marketing.

3) The above figures represent only estimated costs. If necessary, Mr. Shvetsky, our chief executive officer and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Shvetsky has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Shvetsky will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Shvetsky. Mr. Shvetsky will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

THE OFFERING

This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best efforts basis up to 1,500,000 shares of our common stock at a price of $0.20 per share and we do not require a minimum number of shares to be sold. We are offering the shares directly through our officers and directors. The shares will be offered at a fixed price of $0.20 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a self-underwritten, best effort, basis, with no minimum number of shares required for us to sell. Victor Shvetsky and Alexey Golovanov, our officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

In connection with our selling efforts in the offering, Messrs. Shvetsky and Golovanov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Messrs. Shvetsky and Golovanov are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Messrs. Shvetsky and Golovanov will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Messrs. Shvetsky and Golovanov are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Messrs. Shvetsky and Golovanov will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Messrs. Shvetsky and Golovanov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the shares being offered. The price per share is fixed at $0.20 for the duration of this offering.

18

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of our acceptance of their subscription or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus; or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.20 per share. This price is significantly greater than the price paid by our officers and directors for common equity since our inception on November 29, 2011. Our officers and directors received shares valued at $0.0001 per share, a difference of $0.01999 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to officers and directors at $0.0001 per share versus the current offering price of $0.20 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on March 31, 2016 was $85,057. Assuming all 1,500,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.021 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.179 per share while our present stockholders will receive an increase of $0.015 per share in the net tangible book value of the shares they hold. This will result in 89.67% dilution for purchasers of stock in this offering.

19

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,500,000 shares to be outstanding will be $340,857 or approximately $0.021 per share. The net tangible book value per share prior to the offering is $0.006. The net tangible book value of the shares held by our existing shareholders will be increased by $0.015 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.20 per share to $0.021 per share or 89.67%.

After completion of this offering, if 1,500,000 shares are sold, investors in the offering will own 9.09% of the total number of shares then outstanding for which they will have made cash investment of $300,000 or $0.20 per share. Our existing shareholders will own 90.91% of the total number of shares then outstanding, for which they have made contributions of services valued at $1,500 or $0.0001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,112,500 shares are sold, the net tangible book value of the 16,112,500 shares to be outstanding will be $265,857, or approximately $0.017 per share. The net tangible book value per share prior to the offering is $0.006. The net tangible book value of the shares held by our existing shareholders will be increased by $0.011 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.20 per share to $0.017 per share or 91.76%.

After completion of this offering investors in the offering will own approximately 6.98% of the total number of shares then outstanding for which they will have made cash investment of $225,000, or $0.20 per share. Our existing shareholders will own approximately 93.02% of the total number of shares then outstanding, for which they have made contributions of services valued at $1,500 or $0.0001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 15,750,000 shares to be outstanding will be $190,857, or approximately $0.012 per share. The net tangible book value per share prior to the offering is $0.006. The net tangible book value of the shares held by our existing shareholders will be increased by $0.006 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.20 per share to $0.012 per share or 93.94%.

After completion of this offering investors in the offering will own approximately 4.76% of the total number of shares then outstanding for which they will have made cash investment of $150,000, or $0.20 per share. Our existing shareholders will own approximately 95.24% of the total number of shares then outstanding, for which they contributed services valued at $1,500 or $0.0001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 375,000 shares are sold, the net tangible book value of the 15,375,000 shares to be outstanding will be $115,857, or approximately $0.008 per share. The net tangible book value per share prior to the offering is $0.006. The net tangible book value of the shares held by our existing shareholders will be increased by $0.002 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.20 per share to $0.006 per share or 96.23%.

After completion of this offering investors in the offering will own approximately 4.76% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.20 per share. Our existing shareholders will own approximately 95.24% of the total number of shares then outstanding, for which they contributed services valued at $1,500 or $0.0001 per share.

This following table represents a comparison of the differences of your investment in our shares in this offering and the individuals who are our existing shareholders:

Offering
Existing Stockholders if all the Shares are sold:

Price per share	$0.20

Net Tangible Book Value Before the Offering	$85,057

Net Tangible Book Value After the Offering	$340,857

Net Increase to Original Shareholders	$0.015

Decrease in Investment to New Shareholders	$0.179

Dilution to New Shareholders (%)	89.67

Capital contributions	$300,000

Number of shares outstanding before the offering	15,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	16,500,000

Percentage of ownership after the offering	9.09

Existing Stockholders if 75% of the Shares are sold:

Net Tangible Book Value Before the Offering	$85,057

Net Tangible Book Value After the Offering	$265,857

Net Increase to Original Shareholders	$0.011

Decrease in Investment to New Shareholders	$0.184

Dilution to New Shareholders (%)	91.76

Capital contributions	$225,000

Number of shares outstanding before the offering	15,000,000

Number of shares outstanding after the offering assuming the sale of 75% of the shares	16,112,500

Percentage of ownership after the offering	6.98

Existing Stockholders if 50% of the Shares are sold:

Net Tangible Book Value Before the Offering	$85,057

Net Tangible Book Value After the Offering	$190,857

Net Increase to Original Shareholders	$0.006

Decrease in Investment to New Shareholders	$0.188

Dilution to New Shareholders (%)	93.94

Capital contributions	$150,000

Number of shares outstanding before the offering	15,000,000

Number of shares outstanding after the offering assuming the sale of 50% of the shares	15,750,000

Percentage of ownership after the offering	4.76

Existing Stockholders if 25% of the Shares are sold:

Net Tangible Book Value Before the Offering	$85,057

Net Tangible Book Value After the Offering	$115,857

Net Increase to Original Shareholders	$0.002

Decrease in Investment to New Shareholders	$0.192

Dilution to New Shareholders (%)	96.23

Capital contributions	$75,000

Number of shares outstanding before the offering	15,000,000

Number of shares outstanding after the offering assuming the sale of 25% of the shares	15,375,000

Percentage of ownership after the offering	2.44

20

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek to identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, Victor Shvetsky and Alexey Golovanov, our officers and directors, hold 12,000,000 and 3,000,000, respectively of our outstanding common stock. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

21

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

22

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

Inventories

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. The Company’s inventory consists of finished goods available for sale.

Revenue Recognition

Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 101 and 104.

The Company evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk and credit risk, has latitude in establishing prices and selecting suppliers, and has input in establishing product specifications.

The Company imports the goods and pays the import and delivery costs and forwards the goods to a public warehouse. Goods are held by the Company at a public warehouse until the customers requested ship date. The Company arranging for the maintenance of the Goods while in the warehouse at its expense. The Company has title to the Goods when shipped from the manufacturer and in the public warehouse.

Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers.

Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed. Please refer to Note 5 for related party transactions. In 2013, the Company began reporting its revenues as gross revenues rather than net revenues since the Company’s revenues are from unrelated, third party sales rather than consignment sales for its related party.

Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in its first quarter of fiscal 2019. Early adoption in the Company’s first quarter of fiscal 2018 is permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of adopting the new revenue standard on its financial statements.

23

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern. Currently, there is no guidance in accounting principles generally accepted in the United States of America about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. The Company is currently assessing the impact the adoption of ASU 2014-15 will have on its financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. Topic 330. Inventory, currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in U.S. GAAP with the measurement of inventory in IFRS. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company does not believe this update will have a material effect on its consolidated financial statements and related disclosures.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the three-months ended March 31, 2016 and 2015, together with notes thereto, and our audited financial statements for the years ended December 31, 2015 and 2014, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

24

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

For the three-months ended March 31, 2016 compared with the three-months ended March 31, 2015

Revenues. Our net revenues increased $21,328, or 11.36%, to $208,998 for the three-months ended March 31, 2016 compared with $187,670 for the three-months ended March 31, 2015. The increase in revenues was due to our increase in online advertising.

Operating Expenses. For the three-months ended March 31, 2016, our total operating expenses increased $21,673, or 108.24%, to $41,697 compared to $20,024 for the three-months ended March 31, 2015. Operating expenses were comprised of general and administrative expenses, advertising and professional and consulting fees. The components of operating expenses are discussed below.

●	General and administrative expenses decreased $898, or 27.06%, to $2,421 for the year three-months ended March 31, 2016 from $3,319 for the comparable period in 2015. The decrease is primarily attributable to a decrease in computer and internet expenses.

●	Advertising increased $2,563, or 91.37%, to $5,368 for the three-months ended March 31, 2016 compared to $2,805 for the comparable period in 2015. The increase is attributable to the Company’s increase in online advertising.

●	Professional and consulting fees increased $20,008, or 10.99%, for the year three-months ended March 31, 2016 to $33,908 from $13,900 for the comparable period in 2015. The increase is due to an increase in accounting and consulting fees.

Net Income (Loss). Our net loss decreased $686, or 7.47%, to ($8,497) for the three-months ended March 31, 2016 compared to a net loss of ($9,183) for the comparable period in 2015. The decrease is primarily due to an increase in revenues offset by an increase in advertising and professional fees as discussed above.

Liquidity and Capital Resources. In 2016, we used cash for operating expenses from cash on hand and the sale of products on the Internet and from independent, third party resellers.

Our total assets were $147,814 and $222,822 as of March 31, 2016 and December 31, 2015, respectively, consisting of $36,716 and $66,390 in cash. Our working capital surplus was $85,057 and $93,554 as of March 31 2016 and December 31, 2015, respectively.

Our total liabilities were $62,757 and $129,268 as of March 31, 2016 and December 31, 2015, respectively.

Our stockholders’ equity was $85,057 and $93,554 as of March 31, 2016 and December 31, 2015, respectively and our retained earnings were $83,557 and $92,054 as of March 31, 2016 and December 31, 2015, respectively.

We used $29,674 and $36,998 in cash from operating activities for the three-months ended March 31, 2016 and 2015, respectively.

No had no cash provided by investing activities for the three-months ended March 31, 2016 and 2015, respectively.

We had no cash provided by financing activities for the three-months ended March 31, 2016 and 2015, respectively.

25

For the year ended December 31, 2015 compared with the year ended December 31, 2014

Revenues. Our net revenues decreased $215,988 to $829,032 for the year ended December 31, 2015 compared with $1,045,020 for the year ended December 31, 2014 or 20.7%. The decrease in revenues was due to less demand than we anticipated for inventory in new markets we tested such as Mexico, Canada, India, China and Indonesia. We believed demand would be high in these new markets based on a correlation between the country population, average income and the sales figures in our other markets. We found that our expectations for sales volume based on the population were not correct and therefore we needed to identify unique opportunities for product distribution within each new market. We also believed the introduction of new models for sales would increase revenues; however, we found that our introduction of new models created a misconception that our existing, best-selling models such as RD1503+ and RD1212 were obsolete. We believe this strategy prompted buyers to consider purchasing the newer models over the existing models. Since the newer models do not have as many articles and/or reviews written about them, we believe the lack of reviews and articles led to some potential buyers to consider purchasing competing products rather than the products we offer. We believe the introduction of the new models led to a decrease in revenues. We have addressed this issue by increasing our promotion of the new models, while modifying our marketing campaign to ensure that new models are not seen as a replacement for existing models but rather a wider range of the products we offer for sale.

Operating Expenses. For the year ended December 31, 2015, our total operating expenses decreased $191,934, or 67.4%, to $92,830 compared to $284,764 for the year ended December 31, 2014. Operating expenses were comprised of general and administrative expenses, professional and consulting fees and research and development expenses. The components of operating expenses are discussed below.

●	General and administrative expenses decrease $26,501, or 76.14%, to $8,304 for the year ended December 31, 2015 from $34,805 for the comparable period in 2014. The decrease is primarily attributable to a decrease in computer and internet expenses.

●	Professional and consulting fees decreased $10,433, or 10.99%, for the year ended December 31, 2015 to $84,526 from $94,959 for the comparable period in 2014. The decrease is due to a decrease in accounting and consulting fees.

●	Research and development expenses decrease $155,000, or 100.00%, to $0 for the year ended December 31, 2015 from $155,000 for the comparable period in 2014. The decrease is due to the development expenses we paid in 2014 for new products from our related party supplier.

Net Income (Loss). Our net income increased $145,547, or 153.1%, to 50,463 for the year ended December 31, 2015 compared to a net loss of ($95,084) for the comparable period in 2014. The increase is primarily due to a $155,000 decrease in research and development costs.

Liquidity and Capital Resources. In 2015, we used cash for operating expenses from cash on hand and the sale of products on the Internet and from independent, third party resellers.

Our total assets were $222,822 and $266,172 as of December 31, 2015 and 2014, respectively, consisting of $66,390 and $101,354 in cash. Our working capital surplus was $93,554 and $43,092 as of December 31 2015 and 2014, respectively.

Our total liabilities were $129,268 and $223,081 as of December 31, 2015 and 2014, respectively.

Our stockholders’ equity was $93,554 and $43,091 as of December 31 2015 and 2014, respectively and our retained earnings were $92,054 and $41,592 as of December 31, 2015 and 2014, respectively.

We used $34,964 and $4,466 in cash from operating activities for the years ended December 31, 2015 and 2014, respectively.

No had no cash provided by investing activities for the years ended December 31, 2015 and 2014.

We had no cash provided by financing activities for the years ended December 31, 2015 and 2014.

Plan of Operation

Our business strategy is to continue to market our website (www.quartarad.com). We have used our website to market products for sale to consumers as well to third party distributors. We will continue to strengthen our presence on e-commerce sites. We are also focusing on expanding our reseller network by targeting large consumer retail chains.

The number of detection devices, which we will be able to sell will depend upon the success of our marketing efforts through our website and the distributors that we will enter into agreement with to sell the products.

26

We intend to implement the following tasks within the next twelve months:

Inventory: (Estimated cost $40,000-$225,000). We intend to purchase inventory to increase our sales. We believe that these funds will be initially sufficient for us to increase our inventory from Quarta-Rad, Ltd. We intend to pay for this expense from the proceeds of the Offering.

Marketing: (Estimated cost $25,000-$75,000). In addition to the website development costs, we intend to increase our marketing efforts on the Internet to generate leads and sales. We will also utilize funds to develop marketing brochures and materials to market the products to industry professionals such as home renovation contractors.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure inventory and marketing funds, those funds would be allocated as follows:

Secure Distribution Agreements: (Estimated cost $10,000). We plan to seek and secure distribution agreements for the sale of our detection devices.

Our management does not anticipate the need to hire additional full or part- time employees over the next six (6) months, as the services provided by our officers and director and our independent contractor appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals as well as our independent contractor. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change. Our majority shareholder and director, Victor Shvetsky, has developed a software program called RadexRead, which is currently being used by Quarta-Rad, Ltd in the manufacture of the RD 1212 product at no cost to the Company.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

27

BUSINESS

We were incorporated under the laws of the State of Delaware on November 29, 2011 with fiscal year end in December 31. We were formed to distribute and sell detection devices to homeowners and interested consumers in North America. Initially, our business plan was to sell products on consignment from Star Systems Japan, a corporation owned by our majority shareholder. We purchased these products from Quarta-Rad, Ltd., a company owned by our minority shareholder. We also targeted direct-to-consumer sales since we believe we can distribute these products through the Internet. In 2012, while we sold products on consignment, we began selling products through independent, third party resellers as well as on the Internet through various third party online retail websites. We targeted homeowners, homebuilders and home renovation contractors through online advertising. In 2011, we were focused on developing our operations and, in 2012, implemented our initial consignment sales plan. In 2013, we expanded our sales plan and have sold products and we have minimal profits in the amount of $112,992 as of December 31, 2013. For the year ended December 31, 2014, we had a net loss of ($95,084). For the year ended December 31, 2015, we had net income of $50,463. For the three-months ended March 31, 2016, we had a net loss of ($8,497). We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

As of the date of this registration statement, we continue to expand our operations and expect to increase our revenues with additional working capital. We had a loss for the three-months ended March 31, 2015 and we were profitable in 2015 but incurred a loss in 2014. Our chief executive officer and director, Victor Shvetsky, and our director and president, Alexey Golovanov, are our only employees. Mr. Shvetsky and Mr. Golovanov will devote at least ten hours per week to us but may increase the number of hours as necessary. In 2012, Messrs. Shvetsky and Golovanov’s companies have been the source of commissionable consignment sales and we did not carry any inventory. In 2013, we discontinued selling the products on consignment from our majority shareholder’s company for a commission or consignment fee and began purchasing inventory directly from QRR to sell on the Internet to direct consumers and to third party resellers. In 2012, when a reseller placed an order from us we purchased the product from our related party supplier and have it ship the product directly to the reseller. Beginning in 2013, we began purchasing the products from Quarta-Rad, Ltd., our related party supplier and it shipped the products to us. We then shipped the products to a third party online retailer, to hold for Internet sales and sales to our third party resellers.

In November 2011, the Company issued 1,200 pre-split common shares to Victor Shvetsky, our chairman, chief executive officer and secretary, for services rendered in our formation and organization valued at $1,200 or $1.00 per share and 300 pre-split common shares to Alexey Golovanov, our president for services rendered in our formation and organization valued at $300 or $1.00 per share transactions that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. On July 16, 2012, amended our certificate of incorporation and increased our authorized shares from 1,500, no par value to 50,000,000, $0.0001 par value and effected a 10,000 to 1 forward split. On February 4, 2015, we filed a Certificate of Correction to our Certificate of Amendment to Certificate of Incorporation to correct it, which left out the 10,000 to 1 forward split, which our shareholders and board approved on June 29, 2012. Accordingly, Mr. Shvetsky now owns 12,000,000 shares and Mr. Golovanov owns 3,000,000 of our shares.

We have not established or attempted to establish a source of equity or debt financing.

Our administrative office is located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801, which is a virtual office.

Our fiscal year end is December 31.

In 2016 as well as 2015, we continued to focus our business operations on the development of our distribution agreements and reseller network as well as continue to advertise on the Internet. We plan to continue to utilize our website to promote the products to home renovation contractors and other purchasers of detection devices. We are promoting the detection products by advertising our website and marketing to independent distributors and others interested in detection devices. We purchase the products from Quarta-Rad Russia, Ltd. (“QRR”), which is owned by our minority shareholder and is the original manufacturer for RADEX product line. Under an oral agreement with QRR, we have the exclusive distribution rights for sale of QRR products in Europe, the US, and Asia (excluding for China) for a period of 10 years. We sell the products we purchase from QRR directly to third party buyers and to resellers. The purchase terms require us to prepay for the products we purchase at a price that is set forth in each purchase order. The prices we pay for the products has remained constant since the beginning of 2013.

Historically, from our inception and until the end of 2012, we sold the products through Star Systems Japan (“SSJ”), a company owned by our majority shareholder. This was based on an oral agreement and a 5% premium or consignment fee. We reported our revenues on a net basis for these sales. Since late 2012, we do not sell any of the products we purchase from QRR to SSJ and only sell online to third party purchasers or third party resellers. We purchase our inventory by making electronic payments to QRR for shipments to the U.S. and Asia. We purchase our inventory DDP (Delivery Duty Paid) for deliveries to the European Union (“EU”). We have a written purchase order and contract whenever we purchase inventory from QRR. Under the terms of our oral agreement with QRR, we have the exclusive distribution rights to their products in the United State, Europe and Asia. The term of the oral agreement is through December 31, 2024 and QRR is required to provide us with 180 days’ written notice if they intend to terminate the agreement. We also have an option to renew the agreement in 2024 for a period of 10 years. We may at some point in the future memorialize the terms of our oral agreement and enter into a written agreement.

QRR was intent on expanding its products into the U.S. and Europe and offered us favorable purchase pricing of its products to us but not to SSJ, which is the company owned by our majority shareholder. QRR anticipated that the sale of its products through us in the U.S. would expand quickly. We were also offered favorable purchase terms over SSJ since we intended to purchase more inventory from QRR than SSJ was intending. SSJ discontinued its efforts to sell any QRR products due to its lack of customer support efforts in Japan. Through our independent contractor, we offer multi-lingual product support, which neither SSJ nor QRR were willing to provide. SSJ chose not to sell directly in U.S. because:

28

a)	it does not have U.S. checking account to receive the money;

b)	it did not want to provide strong English customer service support for U.S. consumers; and

c)	it decided to discontinue selling the products in Japan due to a decline in Japan for the products.

We believe the proliferation of new rules about mandatory detection equipment for homes, offices, public buildings and hotels is increasing this market segment from a simple fire/smoke alarm market into a widely-encompassing market for multiple detection devices (on the lower price range) to sophisticated, semi-professional detection devices with logging features and network/WiFi access capabilities (on the upper price range). We believe that these rules require contractors and consumers to purchase home detection devices, which we believe will have a positive impact on the market.

Most states in US and districts in Canada now require at least a basic smoke/fire and a Carbon Monoxide alarms at the minimum (at least one per dwelling). Many states have expanded this type of legislation and now require that all new house construction have such detectors at a rate of one per room (rather than one per dwelling), and to have new Radon detectors (at a rate of one per floor), and methane leakage detectors (few states at this time).

To date, few firms that have been conducting business activities in the separate market segments have developed products that cross segments and/or have products in all segments. In other words, smoke/fire detector makers have expanded into CO2, but have not gone into Radon and other detection devices; just as Radon detector makers have not expanded into the smoke/CO2 device segment.

We believe there is potential for us to provide a firm product lineup, such as the products we are selling online and through independent, third party distributors, to be able to become the brand name for household detection devices. We intend to fill this niche by offering for sale high-quality detection equipment with simple controls for the mainstream consumer market.

Essential to our success will be our ability to acquire inventory at cost-effective prices to be competitive in our resale efforts. We believe our arrangement to acquire detection devices from our minority shareholder’s company will enhance our ability to resell them at margins that allow us to make a profit. It will be critical to our success that our budgets remain small enough so that a large percentage of our capital is not put at risk. In order to acquire inventory for relatively modest amounts, we must avoid high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of detection devices that are never sold. We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management. There can be no assurance provided that we will be successful in coordinating all the components required to acquire and distribute high quality, low cost detection devices in the future. If we are not able to successfully acquire low cost inventory in the future any investment made into us would be lost in its entirety.

Principal Products

The product line we sell consists of the following products:

Radiation Detection Equipment

RADEX RD1503 – basic model of a hand-held radiation detector for the consumer market.

RADEX RD1706 – enhanced model of a hand-held radiation detector; additional radiation counter provides for a more accurate results (confirmed by JQA – Japan Quality Assurance organization), vibration alarm and several additional functions improve on the RD1503 design specifications.

RADEX RD1008 –radiation detection device that provides readings for Gamma- and Beta- radiation values separately. Equivalent devices from other manufacturers cost 5-10 times more.

RADEX RD1212 – new model of hand-held radiation detector for the consumer market. It includes all the functionality of RD1503 model as well as ability to store measured values in memory for later transfer to PC. This device comes with newly developed software, RadexRead, developed by Quarta-Rad Inc. further enhances RADEX family of Geiger counters by combining the power of PC and Internet, allowing user to visualize and share their measurements with other RADEX consumers.

RADEX RD1212-BT – upgraded version of RD1212 with Bluetooth, now capable of linking to smartphones or tablets to transfer data in real time. Also measures atmospheric pressure and air temperature. Special Android/iOS application for smartphones can be used alongside with this product.

RADEX RD ONE – compact personal radiation detector, smaller and less expensive than any of the other models. Besides the size, the device has additional features such as: counts accumulative dose, can display measurements in CPMs and links via USB cord to PC for data transfer and analysis. Other standard features include audio/vibration alarm and adjustable alarm thresholds like on all other models. New analytical software was created to chart and analyze received data.

29

Radon Detection Equipment

RADEX MR106N – Radon gas detector with digital read-out of the results (in volume of air); readings calculated every 4 hours and saved in the onboard memory log.

RADEX MR153N (TBD) – simple Radon gas detector that provides visual/audio alarm when a certain (or legal) threshold is reached.

EMI Detection Equipment

RADEX EMI50 – hand-held device that provides real-time measuring of Electric Field Strength (in kiloVolt/meter) and Electro Magnetic Field (in microTesla).

Light and brightness Detection Equipment

RADEX Lupin – Light Meter, Pulse meter and Lucimeter. A hand-held device that measure illumination, brightness and flicker ratio of LED screens, any type of light bulbs or monitors at work or at home. RadexLight Software allows PC connection and data transfer. Spectral sensitivity is identical to a human eye, which separates this model from the competition.

Major advantages that can be capitalized on immediately are:

●	existing brand recognition of RADEX name;

●	existing product line up that can be sold now;

●	access to device library that are in the prototyping stage for a quicker push into production and sales phases;

●	access to Quarta-Rad, Ltd. engineers and its proprietary tech library that would allow for quick prototyping and manufacture of devices based on reports from the field sales-force; and

●	Exclusive distribution rights for the RADEX brand in the United States, Canada and the European Union

Quarta-Rad, Ltd.’s proprietary tech library is combination of source code, database, firmware and hardware used for measuring and displaying radiation measurements. The source code is for the: (i) RD1212 web program; (ii) RD1212 BT application for Android and iPhone; (iii) Web RadexRead; and (iv) database of radiation measurements. The Web RadexRead and database of radiation measurements are owned, managed, and controlled by us. Quarta-Rad, Ltd. owns and controls the firmware source code used by all Radex series as well as the hardware design. Victor Shvetsky, our CEO, is in charge of developing and maintaining any technical libraries we own. Quarta-Rad, Ltd. owns any technical library components and maintains and updates them through its engineers, who are: Sergei Mamayev, Aleksander Demin, Dmitry Eiduk, and Dmitry Proskurin.

Financing Strategy

Our ability to increase our inventory will dependent on additional outside financing, advances from our majority shareholder and reinvesting our profits. Primary responsibility for the overall inventory planning and management will rest with our management. For each detection device product, we plan to purchase, management will need to assess the market and our financing needs to acquire product at cost-effective prices. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever purchase product on cost-effect terms or employ independent distributors to effectively sell the products.

Once we determine our inventory needs, there are various methods of obtaining the funds needed to complete the purchase of the detection devices. Examples of financing alternatives include the assignment of our rights to purchase order financing. Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner and raise funds to finance inventory. We may also obtain favorable pre-sales commitments from various customers such as home restoration contractors, distributors and developers. These various techniques, which are commonly used in the industry, can be combined to finance our inventory without a major bank financing.

Distribution Arrangements

Effective distribution is critical to the economic success of the detection devices, particularly when made by a small company without sufficient marketing resources. We have negotiated a few independent distribution agreements.

We intend to continue to distribute the products in the United States through existing independent distributors and the Internet. Our primary emphasis will be on marketing to homebuilders, home renovation contractors and general contractors. In addition, we intend to also target direct consumers via the Internet through online retailers and through national and regional retailers.

30

To the extent that we may engage in distribution of the products in foreign markets, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of “piracy” copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for the detection devices we sell.

We believe that the catastrophic events such as the March 11, 2011 nuclear accident in Japan will drive consumers and the market to radiation detection devices and other detection devices will either be in demand from the construction community and will be cost effective for the consumer and the industry professional.

We believe that effective Internet advertising along with participation in trade shows is the quickest and most cost effective method to let consumers know about the products. Additionally, large resellers and distributors will require promotional packages that we will need to develop and produce.

Competition

The detection device industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as United Technologies Corporation, Radiation Alert, Osun Technologies, Lutron, General Tools, Mazur Instruments, First Alert, Inc./BRK Brands, Inc., which is wholly owned by Sunbeam Corporation, as well as many companies that have greater financial and other resources than us.

The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products depends primarily on our manufacturers’ standards and the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver the Products we sell. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer detection devices at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights. In the summer of 2013, Victor Shvetsky, our majority shareholder and director developed a software program called RadexRead, which Quarta-Rad, Ltd is using in the manufacture of its RD1212 products that we purchase as party of our inventory. We are not incurring any additional costs or benefits from Mr. Shvetsky’s ownership of this software and, there are no current plans for Mr. Shvetsky to sell the software to the Company or contribute it for additional shares of our common stock.

Status Of Any Publicity Announced New Products And Services

In late 2013, we began distributing a new product named RD1212, which we believe has a sleek new design. It has the ability to store measurements in internal memory and transfer this data to a personal computer (“PC”). The RadexRead software utilized in this device allows users to view values retrieved from the Geiger counter, map them on Google Maps, and share their data with other Radex users.

We estimate that the cost for us to purchase software from an independent party that performs the same functions as RadexRead would be approximately $30,000. This software allows us to retrieve data from the RD1212 device to a Windows PC, analyze it, and geo-tag the values and place them on Google Map. The software offers an interactive view of the world map with readings other Radex RD1212 users can, at their option, submit.

We believe RadexRead brings numerous advantages to us over our competition, specifically:

●	RadexRead distinguishes the products we sell from other Geiger counters in its price range by providing free visualization software;

●	RadexRead, to the best of our knowledge, is the only software for Geiger counters in the RD1212 price range that allows users to mark radiation values collected by Geiger counters and place them on a map;

●	RadexRead is the only software in this Geiger counter class that allows users to share their data with each other over the Internet;

●	RadexRead is designed for use by users with little or no scientific background, making it simple and fun to collect, visualize and share radiation measurements with the community; and

31

●	RadexRead allows us to further increase its visibility through collaboration with Safecast, a worldwide volunteer organization that collects radiation data. RadexRead gives user an option of saving data online and submit its radiation and geographical data shared with other users to Safecast monitoring network.

We believe RadexRead has increased RADEX’s appeal over our competition and helped RD1212 become our topselling Geiger counter, despite the product’s manufacturer’s suggested retail price being almost forty percent higher than the previous top-selling device, the low-cost RD1503.

Our Website

Our website is located at www.quartarad.com and provides a description of our company, the products we sell and our contact information including our address, telephone number and e-mail address.

Dependence On Customers

Since November 29, 2011 (inception) through 2012, we were dependent upon a company owned by our minority shareholder for the purchase of the products we sold and a company owned by our majority shareholder for the sale of the commissionable products we sold. Beginning in 2013, the majority of our sales have been derived from third party Internet sales and resellers and, in 2014 and 2015, all of our sales have been derived from third party Internet sales and resellers.

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Products Or Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the products we sell on consignment or sell to independent, third party distributors and services we may provide internationally are subject to U.S. and local government regulations and procurement policies and practices including regulations relating to import-export control. Violations of export control rules could result in suspension of our ability to export items from one or more businesses or the entire corporation. Depending on the scope of the suspension, this could have a material effect on our ability to perform certain international contracts. We believe that we are in conformity with all applicable laws in the states we conduct business and the United States.

Research And Development

From our inception through September 30, 2014, we have not spent any money on research and development activities. In the fourth quarter of 2014, we have begun spending money on research and development for a new software program that we may license to others and $155,000 to our related party supplier for the development of a new product for us to sell. We have paid an independent contractor to improve and upgrade our website and Victor Shvetsky, our majority shareholder and director, has developed, at no cost to us, a software program called RadexRead, which we allow Quarta-Rad, Ltd. to use in the manufacture of the RD1212 products we purchase from them.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 1201 N. Orange St., Suite 700, Wilmington, DE 19801. We do not have a written lease with the landlord and rent space on a month-to-month basis at the rate of $30 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our directors elect our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

32

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
Victor Shvetsky	42	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

Alexey Golovanov	38	President and Director

The persons named above have held their offices/positions since November 29, 2011, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Victor Shvetsky, Chairman, President, Chief Executive Officer, Chief Financial Officer

Victor Shvetsky is our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since November 29, 2011. Mr. Shvetsky is also the Chairman and Chief Executive Officer of Star Systems Corporation, which is a Japanese corporation he founded in 1998 and headquartered in Tokyo, Japan. Star Systems in engaged in the distribution and resale of various consumer products and provides IT services to customers in Japan. Since its inception, Mr. Shvetsky has grown Star Systems from inception to $6,000,000 (US) in revenues and believes he has established it as one of the leading distributers of Geiger counters in Japan having sold over 15,000 units in 2011. Mr. Shvetsky has established distribution channels for detection products with retailers, including department stores and specialty shops, as well as developing an online marketing presence through online retailers. Mr. Shvetsky has over 14 years’ experience in sales, marketing, product development and branding as well as corporate compliance in the executive office including overseeing his company’s accounting, compliance and finance departments.

Mr. Alexey Golovanov, President and Director

Alexey Golovanov is our President and Director and has served in this capacity since November 29, 2011. From July 2007 to the present, Mr. Golovanov has held several positions at Quarta-Rad, Ltd, a Russian Federation corporation that designs, manufactures and sells various detection devices around the world. Most recently, Mr. Golovanov is the Managing Director of Quarta-Rad, Ltd. and oversees the company’s product designs and product introductions in the various consumer markets in Russia and Europe. Mr. Golovanov has also overseen all of Quarta-Rad, Ltd.’s R&D activities, which led to the development of the RADEX and SINMOR model lines of detection devices. Mr. Golovanov has extensive experience in developing supply channels to procure the various components necessary for the production of cost-effective detection products, which allows the products to be distributed at competitive prices.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

33

Code of Business Conduct and Ethics

In November 30, 2011, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until a successor(s) have been elected. Our directors’ term of office expires on March 31, 2017. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1)	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5)	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

34

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from November 29, 2011 (inception) to March 31, 2016, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
1Victor Shvetsky CEO, CFO and Director	2016	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	1,200	1,200

2Alexey Golovanov, President	2016	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	300	300

We have no formal employment arrangement with Mr. Shvetsky or Mr. Golovanov at this time. Mr. Shvetsky’s and Mr. Golovanov’s compensation has not been fixed or based on any percentage calculations. Mr. Shvetsky will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. Mr. Shvetsky’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

(1) Mr. Shvetsky received 12,000,000 post-split shares of our common stock for organizational services, which we valued at $1,200. We do not intend on issuing any additional shares to Mr. Shvetsky for organizational services or for his activities as a director.

(2) Mr. Golovanov received 3,000,000 post-split shares of our common stock for organizational services, which we valued at $300. We do not intend on issuing any additional shares to Mr. Golovanov for his activities as our secretary.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards for the three-months ended March 31, 2016 or during the years ended December 31, 2015 and 2014.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of March 31, 2016 and December 31, 2015 and December 31, 2014, we had 15,000,000 shares of common stock outstanding, which is held by 2 shareholders. As of December 31, 2011, we had 1,500 shares of common stock outstanding, which was held by 2 shareholders. On July 16, 2012, we amended our Certificate of Incorporation and increased our authorized shares to 50,000,000 common shares, $0.0001 par value from 1,500 common shares, no par value and effected a 10,000 to 1 forward stock split. On February 4, 2015, we filed a Certificate of Correction to our Certificate of Amendment to Certificate of Incorporation to correct it for inadvertently excluding the 10,000 to 1 forward stock split, which our shareholders and directors approved on June 29, 2012. There is not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Victor Shvetsky	12,000,000	80.0%
Common Stock	Alexey Golovanov	3,000,000	20.0%
All Officers and Directors as a Group (2 persons)		15,000,000	100.0%

Victor Shvetsky will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Shvetsky, our chairman, chief executive officer, chief financial officer and secretary, and Mr. Golovanov, our president.

Our office and mailing address is 1201 N. Orange St., Suite 700, Wilmington, DE 19801.

On November 29, 2011, we issued 12,000,000 post-split shares of our common stock to Victor Shvetsky, our chief executive officer, chief financial officer, secretary and director and 3,000,000 post-split shares of our common stock to Alexey Golovanov, our president. These shares were issued in exchange for services valued at $1,200 and $300, respectively or $1.00 per share.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Mr. Golovanov, our president, owns Quarta-Rad, Ltd. (“Quarta-Rad Russia”), which is part of the International Scientific and Technical Park of Moscow Engineering and Physical Institute (“MIFI”) and which is a developer and manufacturer of radiometric, acoustical and pyrometric devices, radiation detecting indicators, Radon detecting indicators and acoustical leak detectors that are used by fuel-energy enterprises of Moscow and other cities of the Russian Federation. In 2011 and 2012, we acted as a consignment agent and purchased products from Quarta-Rad Russia pursuant to a written agreement and sold the merchandise to Star Systems Japan Corporation, a company owned by our majority shareholder, Victor Shvetsky. For the three-months ended March 31, 2016 and 2015, we purchased $106,949 and $156,660, respectively, of inventory from Quarta-Rad Russia and, as of March 31, 2016 and December 31, 2015, we owed Quarta-Rad Russia $46,916 and $115,815, respectively, in related party payables. In 2015 and 2014, we purchased $548,416 and $760,305, respectively, of inventory from Quarta-Rad Russia and, as of December 31, 2015 and 2014, we owed Quarta-Rad Russian $115,815 and $166,875, respectively in related party payables.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

36

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Delaware on November 29, 2011. We were authorized to issue 1,500 shares of common stock, no par value per share. On July 16, 2012, we amended our certificate of incorporation and increased our authorized shares to 50,000,000 shares of common stock, $0.0001 par value and affected a 10,000 to 1 forward stock split. On February 4, 2015, we filed a Certificate of Correction to our Certificate of Amendment to Certificate of Incorporation to correct it for inadvertently excluding the 10,000 to 1 forward stock split, which our shareholders and directors approved on June 29, 2012.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 15,000,000 shares of our common stock issued and outstanding held by 2 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

37

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, having a telephone number of (813) 344-4490.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Two shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We do not have a market to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. We intend to contact market makers to file an application with FINRA however; there can be no assurance as to whether we will be able to locate a market maker or, in the event that one agrees to file an application, such market maker’s application will be accepted by FINRA. We estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a self-underwritten, best-efforts basis utilizing the efforts of Mr. Shvetsky, chairman and chief executive officer and Mr. Golovanov, president and director. Potential investors include, but are not limited to, family, friends and acquaintances of Messrs. Shvetsky and Golovanov. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Messrs. Shvetsky and Golovanov will not use any mass advertising methods such as the Internet or print media. There is no minimum number of shares that we need to sell in the offering for us to use the proceeds from the sale of any of the shares.

We will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.20 for up to 180 days from the effective date of this prospectus.

Our shares may be sold to purchasers from time to time directly by and subject to the discretion of the Board. Further, we will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Either we, or a company owned by our majority shareholder will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $44,200.

Messrs. Shvetsky and Golovanov will not receive commissions for any sales originated on our behalf. We believe that Messrs. Shvetsky and Golovanov are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Messrs. Shvetsky and Golovanov:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Will not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

38

b.	Are not an associated person of a broker or dealer; and

c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to us and will be deposited in our general bank account available for immediate use. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

39

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to OTCBB quoted securities.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

40

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

41

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Connette Law Offices, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the years ended December 31, 2015 and 2014 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the reports of Hall & Company and Hartley Moore Accountancy Corporation, respectively, given on the authority of such firm as experts in accounting and auditing. Our unaudited financial statements for the interim period ended March 31, 2016 and 2015 and the related condensed statements of operation and condensed cash flows for the period March 31, 20156 and 2015, included in this prospectus have not been audited by independent registered public accountants.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In connection with the reorganization of Hartley Moore Accountancy Corporation (“HMCPA”), its audit partners joined Hall and Company, Inc. (“Hall”) in February, 2016. HMCPA resigned as the independent auditor of the Company, effective February 18, 2016. HMCPA had been the Company’s auditor since May 28, 2015.

As a result of the above, the Board of Directors of the Company, on February 18, 2016, approved the resignation of HMCPA, and the engagement of Hall as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, effective February 18, 2016.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by HMCPA. The Company had not consulted with Hall for the fiscal year ended December 31, 2015 and the interim period ended February 18, 2016 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal year ended December 31, 2014 and through February 18, 2016, there were no disagreements with HMCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. HMCPA have not issued any reports on the Company’s financial statements. During the Company’s two most recent completed fiscal years and interim period through February 18, 2016, there were no “reportable events” as such term is described in Item 304(a)(1)(iv) of Regulation S-K with HMCPA.

Anton & Chia (“Anton”) was the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012. During the two years ended December 31, 2013, and 2012 and through the date of their dismissal, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Anton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Anton’s satisfaction, would have caused Anton to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2015 and the subsequent interim period through February 18, 2016, neither the Company nor anyone acting on its behalf has consulted with Hall regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Hall concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

42

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Quarta-Rad, Inc.

1201 N. Orange St., Suite 700

Wilmington, DE 19801-1186

Tel: (302) 887-9916

43

QUARTA-RAD, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 and 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Quarta-Rad, Inc.

We have audited the accompanying balance sheet of Quarta-Rad, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quarta-Rad, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the financial statement, in 2015, the Company purchased all of its product from a related party supplier. The Company’s financial position and results of operations, as reflected in the accompanying financial statements, might be different if these purchase transactions were among wholly unrelated parties.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, although the Company has established a source of revenues to cover its operating costs, it incurred a loss in 2014 and cannot support a salary for its chief executive officer. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to this matter is also described in Note 7 to the financial statements. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ HALL & COMPANY Certified Public Accountants and Consultants

Irvine, CA
April 14, 2016

F-2

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Quarta-Rad, Inc.

We have audited the accompanying balance sheet of Quarta-Rad, Inc. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quarta-Rad, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the financial statement, in 2014, the Company purchased all of its product from a related party supplier. The Company’s financial position and results of operations, as reflected in the accompanying financial statements, might be different if these purchase transactions were among wholly unrelated parties.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company incurred a net loss for the year ended December 31, 2014. This factor raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7 to the financial statements. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, the 2014 financial statements have been restated to correct this misstatement.

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

Irvine, California
February 1, 2016, except for Note 8, as to which the date is April 14, 2016

F-3

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

QUARTA-RAD, INC.

Balance Sheets

	As of
	December 31, 2015	December 31, 2014

ASSETS
Current Assets
Cash	$66,390	$101,354
Accounts receivable	43,883	58,620
Inventory	112,549	106,198
Total Current Assets	222,822	266,172

TOTAL ASSETS	$222,822	$266,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$2,292	$52,434
Related party payable	126,976	170,647
Total Current Liabilities	129,268	223,081

TOTAL LIABILITIES	129,268	223,081

STOCKHOLDERS’ EQUITY
Common Stock; Authorized 50,000,000 common shares, $0.0001 par value, 15,000,000 shares issued and outstanding on December 31, 2015 and 2014, respectively	1,500	1,500
Retained Earnings	92,054	41,591
TOTAL STOCKHOLDERS’ EQUITY	93,554	43,091
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$222,822	$266,172

The accompanying notes are an intergral part of these financial statements.

F-4

QUARTA-RAD, INC.

Statements of Operations

	For the year ended December 31, 2015	For the year ended December 31, 2014 (restated)
Revenue, net	829,032	$1,045,020
Total Revenue	829,032	1,045,020
Cost of Goods Sold	685,739	855,340
Gross Profit	143,293	189,680
General and administrative	8,304	34,805
Professional and consulting fees	84,526	94,959
Research and development	-	155,000
Operating expenses	92,830	284,764

Income (loss) before income taxes	50,463	(95,084)
Income tax expense	-	-
Net income (loss)	50,463	(95,084)

Basic and diluted loss per common share	$0.00	$(0.01)

Weighted average number of common shares outstanding
Basic and diluted	15,000,000	15,000,000

The accompanying notes are an intergral part of these financial statements.

F-5

QUARTA-RAD, INC.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2015 and 2014

			Additional		Total
	Common Stock		Paid-in	Retained	Shareholders’
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2013	15,000,000	$1,500	-	136,675	138,175

Net loss	-	-	-	(95,084)	(95,084)

Balance, December 31, 2014	15,000,000	1,500	-	41,591	43,091

Net income	-	-	-	50,463	50,463

Balances, December 31, 2015	15,000,000	1,500	-	92,054	93,554

The accompanying notes are an intergral part of these financial statements.

F-6

QUARTA-RAD, INC.

Statements of Cash Flows

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
OPERATING ACTIVITIES
Net Income (loss)	$50,463	$(95,084)

Changes in operating assets and liabilities:
Accounts receivable	14,737	(48,919)
Advances to related party	-	7,539
Inventory	(6,351)	(20,654)
Accounts payable	(50,142)	197,000
Income tax payable	-	(49,120)
Related party payable	(43,671)	4,772
Net cash used in operating activities	(34,964)	(4,466)

Net cash decrease for period	(34,964)	(4,466)
Cash, beginning of period	101,354	105,820

Cash, end of period	$66,390	$101,354

Supplemental cash flow information:
Cash paid of interest	$-	$-
Cash paid for income taxes	$-	$51,000

The accompanying notes are an intergral part of these financial statements.

F-7

QUARTA-RAD, INC.

Notes to the Financial Statements

December 31, 2015 and 2014

NOTE 1 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Delaware on November 29, 2011, under the name Quatra-Rad, Inc. and amended its Certificate of Incorporation on February 29, 2012 to change its name to Quarta-Rad, Inc. On July 2, 2012, the Company amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value from 1,500, no par value and effected a 10,000 to 1 forward split. The Company distributes detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America. The Company targets homebuilders and home renovation contractors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollar. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2015 and 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods.

Significant estimates made by management include, among others, provisions for the valuation of accounts receivable and the recoverability of inventory. The Company bases its estimates on historical experience, knowledge of current conditions and belief of what could occur in the future considering available information. The Company reviews its estimates on an on-going basis. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between the estimates and actual results, future results of operations will be affected.

Stock Based Compensation

Accounting Standards Codification (“ASC”) 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all stock-based payment awards to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Advertising

The Company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the years ended December 31, 2015 and 2014 amounted to $10,994 and $7,572, respectively.

F-8

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

As of December 31, 2015, we have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and Delaware as our “major” tax jurisdictions. Generally, we remain subject to Internal Revenue Service examination of our 2011 through 2015 Delaware Tax Returns. However, we have certain tax attribute carry forwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Inventory Accounting Policy

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. The Company’s inventory consists of finished goods available for sale.

Earnings per Share

The Company’s basic earnings per share are calculated by dividing its net income available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings per share is calculated by dividing its net income available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company‘s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2015 and 2014.

F-9

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1.	Observable inputs such as quoted prices in active markets;

●	Level 2.	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3.	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 101 and 104.

The Company evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk and credit risk, has latitude in establishing prices and selecting suppliers, and has input in establishing product specifications.

The Company imports the goods and pays the import and delivery costs and forwards the goods to a public warehouse. Goods are held by the Company at a public warehouse until the customers requested ship date. The Company arranging for the maintenance of the Goods while in the warehouse at its expense. The Company has title to the Goods when shipped from the manufacturer and in the public warehouse.

The Company believes it meets the indicators for gross reporting. The Company is the primary obligor, it has inventory risk, it has the ability to determine the price it sells the products to customers, it can change the product, it has supplier discretion, it can determine the nature, type, characteristics and specification of the products, it has physical risk of inventory as it purchases the products and assumes the risk of sale, and it has the credit risk for the customer to pay.

Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers.

Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.

The Company‘s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed. Please refer to Note 5 for related party transactions. In 2013, the Company began reporting its revenues as gross revenues rather than net revenues since the Company’s revenues are from unrelated, third party sales rather than consignment sales for its related party.

Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in its first quarter of fiscal 2019. Early adoption in the Company’s first quarter of fiscal 2018 is permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of adopting the new revenue standard on its financial statements.

F-10

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern. Currently, there is no guidance in accounting principles generally accepted in the United States of America about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. The Company is currently assessing the impact the adoption of ASU 2014-15 will have on its financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. Topic 330. Inventory, currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in U.S. GAAP with the measurement of inventory in IFRS. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company does not believe this update will have a material effect on its consolidated financial statements and related disclosures.

NOTE 3–INCOME TAXES

The Company is subject to taxation in the United States and California. The benefit from income taxes for the years ended December 31, 2015 and 2014 are summarized below:

	2015	2014
Current:
Federal	$-	$-
State	-	-
Total current	-	-

Deferred:
Federal	(17,157)	32,329
State	-	-
Change in valuation allowance	17,157	(32,329)
Total deferred	-	-
Income tax provision (benefit)	$-	$-

At December 31, 2015, the Company had federal net operating loss carry forwards of approximately $45,000 which may be offset against future taxable income through 2035. No net deferred tax assets are recorded at December 31, 2015 or 2014, as all deferred tax assets and liabilities have been fully offset by a valuation allowance due to the uncertainty of future utilization.

At December 31, 2015 and 2014, deferred tax assets (liabilities) consist of the following:

	2015	2014

Net operating loss carry-forwards	$15,171	$32,329
Other	-	-
Total deferred tax assets	15,171	32,329
Less: valuation allowance	(15,171)	(32,329)

Net deferred tax assets	-	-

F-11

The change in the valuation allowance during the year ended December 31, 2015 was a decrease of approximately $15,000 and a full valuation allowance has been recorded since, in the judgement of management, these net deferred tax assets are not more likely than not to be realized. The ultimate realization of deferred tax assets and liabilities is dependent upon the generation of future taxable income during periods in which those temporary differences and carryforwards become deductible or are utilized.

A reconciliation of the statutory federal income tax rate for the year ended December 31, 2015 and 2014 to the effective tax rate is as follows:

	2015	2014
Expected federal tax	34.00%	34.00%
Valuation allowance	(34.00)%	(34.00)%

Total	-%	-%

The Company follows FASB ASC 740-10, Uncertainty in Income Taxes. The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense. The Company does not have any unrecognized tax benefits or a liability for uncertain tax positions at December 31, 2015 and 2014. The Company does not expect to have any unrecognized tax benefits within the next twelve months. The Company recognizes accrued interest and penalties associated with uncertain tax positions, if any, as part of income tax expense. There were no tax related interest and penalties recorded for 2015 and 2014. Since the Company incurred net operating losses in every tax year since inception, all of its income tax returns are subject to examination and adjustments by the IRS for at least three years following the year in which the tax attributes are utilized.

NOTE 4–STOCKHOLDERS’ EQUITY

The Company was formed with one class of no par value common stock and was authorized to issue 1,500 common shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In November 2011, the Company issued all of its authorized 1,500 shares of common stock to its officer and directors, Victor Shvetsky and Alexey Golovanov. The Company issued this stock to Mr. Shvetsky and Mr. Golovanov in exchange for $1,500 of services rendered to the Company in its formation at a price of $1.00 per share.

On July 12, 2012, the Company amended and restated its Certificate of Incorporation and increased the authorized number of shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 10,000 to 1 forward stock split.

As of December 31, 2015, there are 15,000,000 shares of common stock outstanding.

NOTE 5–RELATED PARTY TRANSACTIONS

The Company sells radiation monitors and to date has purchased all of it inventory from a company in Russia, which is owned by the Company’s minority shareholder. Total inventory purchased was $548,416 and $760,305 for 2015 and 2014, respectively. The Company owes the Russian affiliate $115,815 and $166,875 and such amount is included in related party payables in the accompanying balance sheet at December 31, 2015 and 2014, respectively. The related payable balance is related to research and development costs incurred in 2014. The Company’s majority shareholder and chief executive officer owns a company in Tokyo, Japan, which had an oral agreement with the Company to sell its inventory on Amazon.com for a 5% - 10% commission. The Company ceased such related party commission sales in 2012 and in 2013, the Company ceased selling products to this related party company.

Since inception, the Company has not compensated its CEO, who is the majority shareholder, and no amounts are due at December 31, 2015 and 2014.

NOTE 6– COMMITMENTS AND CONTINGENCIES

Legal

In the normal course of business, the Company may become involved in various legal proceedings. The Company knows of no pending or threatened legal proceeding to which the Company is or will be a party that, if successful, might result in material adverse change in the Company’s business, properties or financial condition.

F-12

NOTE 7–GOING CONCERN

The Company‘s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. While the Company has established a source of revenues to cover its operating costs it incurred a loss in 2014 and cannot support a salary for its CEO, which causes substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to implement its business plan. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising funds going forward. The Company cannot provide any assurance or guarantee that it will be able to raise funds. Potential investors must be aware if it is unable to raise funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8–RESTATEMENT

During the year ended December 31, 2015, the Company determined that all shipping and handling costs were more appropriately recorded in cost of sales. Accordingly, the Company reclassified approximately $116,000 from operating expenses to cost of sales in 2014 to conform with current year presentation.

NOTE 9–SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to December 31, 2015 through April 14, 2016. Based on its evaluation, there is nothing to be disclosed herein.

F-13

QUARTA-RAD, INC.

Condensed Balance Sheets

	As of
	March 31, 2016 (unaudited)	December 31, 2015 (audited)

ASSETS
Current Assets
Cash	$36,716	$66,390
Accounts receivable	18,425	43,883
Inventory	92,673	112,549
Total Current Assets	147,814	222,822

TOTAL ASSETS	$147,814	$222,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$15,841	$2,292
Related party payable	46,916	126,976
Total Current Liabilities	62,757	129,268

TOTAL LIABILITIES	62,757	129,268

STOCKHOLDERS’ EQUITY
Common Stock; Authorized 50,000,000 common shares, $0.0001 par value, 15,000,000 shares issued and outstanding on March 31, 2016 and December 31, 2015, respectively	1,500	1,500
Retained Earnings	83,557	92,054
TOTAL STOCKHOLDERS’ EQUITY	85,057	93,554
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$147,814	$222,822

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-14

QUARTA-RAD, INC.

Condensed Statements of Operations

(unaudited)

	For the three-months ended March 31, 2016	For the three-months ended March 31, 2015
Revenue, net	208,998	$187,670
Total Revenue	208,998	187,670
Cost of Goods Sold	175,798	176,829
Gross Profit	33,200	10,841
General and administrative	2,421	3,319
Advertising	5,368	2,805
Professional and consulting fees	33,908	13,900
Operating expenses	41,697	20,024

Net loss	(8,497)	(9,183)

Basic and diluted loss per common share	$0.00	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	15,000,000	15,000,000

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-15

QUARTA-RAD, INC.

Condensed Statements of Cash Flows

(unaudited)

	For the three-months ended March 31, 2016	For the three-months ended March 31, 2015
OPERATING ACTIVITIES
Net loss	$(8,497)	$(9,183)

Changes in operating assets and liabilities:
Accounts receivable	25,458	(2,345)
Inventory	19,877	(10,480)
Accounts payable	13,548	(14,990)
Related party payable	(80,060)	-
Net cash used in operating activities	(29,674)	(36,998)

Net cash decrease for period	(29,674)	(36,998)
Cash, beginning of period	66,390	101,354

Cash, end of period	$36,716	$64,356

Supplemental cash flow information:
Cash paid of interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an intergral part of these unaudited condensed financial statements.

F-16

QUARTA-RAD, INC.

Notes to the Unaudited Condensed Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The condensed balance sheet of Quarta-Rad, Inc. (the “Company”) as of March 31, 2016, and the condensed statements of operations for the three-month period ended March 31, 2016 and the three-month period ended March 31, 2015, have not been audited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of March 31, 2016, and the results of operations for the three-months ended March 31, 2016 and for the three-months ended March 31, 2015.

Certain information and notes normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s annual report on Form S-1 for the year December 31, 2015.

NOTE 2 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Delaware on November 29, 2011, under the name Quatra-Rad, Inc. and amended its Certificate of Incorporation on February 29, 2012 to change its name to Quarta-Rad, Inc. On July 2, 2012, the Company amended and restated its Certificate of Incorporation to increase its authorized shares of common stock to 50,000,000, $0.0001 par value from 1,500, no par value and effected a 10,000 to 1 forward split. The Company distributes detection devices, including but not limited to Geiger counters, to homeowners and interested customers in North America. The Company targets homebuilders and home renovation contractors.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of March 31, 2016 and December 31, 2015.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods.

Significant estimates made by management include, among others, provisions for the valuation of accounts receivable and the recoverability of inventory. The Company bases its estimates on historical experience, knowledge of current conditions and belief of what could occur in the future considering available information. The Company reviews its estimates on an on-going basis. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between the estimates and actual results, future results of operations will be affected.

Stock Based Compensation

Accounting Standards Codification (“ASC”) 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all stock-based payment awards to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-17

Advertising

The Company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the three months ended March 31, 2016 and 2015 amounted to $5,368 and $2,805, respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

As of December 31, 2015, we have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal and Delaware as our “major” tax jurisdictions. Generally, we remain subject to Internal Revenue Service examination of our 2011 through 2015 Delaware Tax Returns. However, we have certain tax attribute carry forwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Inventory Accounting Policy

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. The Company’s inventory consists of finished goods available for sale.

Earnings per Share

The Company’s basic earnings per share are calculated by dividing its net income available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings per share is calculated by dividing its net income available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

F-18

Fair Value of Financial Instruments

The Company‘s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2016 and December 31, 2015.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1.	Observable inputs such as quoted prices in active markets;

●	Level 2.	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3.	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition, as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 101 and 104.

The Company evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk and credit risk, has latitude in establishing prices and selecting suppliers, and has input in establishing product specifications.

The Company imports the goods and pays the import and delivery costs and forwards the goods to a public warehouse. Goods are held by the Company at a public warehouse until the customers requested ship date. The Company arranging for the maintenance of the Goods while in the warehouse at its expense. The Company has title to the Goods when shipped from the manufacturer and in the public warehouse.

The Company believes it meets the indicators for gross reporting. The Company is the primary obligor, it has inventory risk, it has the ability to determine the price it sells the products to customers, it can change the product, it has supplier discretion, it can determine the nature, type, characteristics and specification of the products, it has physical risk of inventory as it purchases the products and assumes the risk of sale, and it has the credit risk for the customer to pay.

Revenue is recognized upon shipment of goods from the public warehouse to the customers, which is when title transfers to the customers.

Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.

The Company‘s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed. Please refer to Note 6 for related party transactions. In 2013, the Company began reporting its revenues as gross revenues rather than net revenues since the Company’s revenues are from unrelated, third party sales rather than consignment sales for its related party.

F-19

Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for the Company beginning in its first quarter of fiscal 2019. Early adoption in the Company’s first quarter of fiscal 2018 is permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of adopting the new revenue standard on its financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern. Currently, there is no guidance in accounting principles generally accepted in the United States of America about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. The Company is currently assessing the impact the adoption of ASU 2014-15 will have on its financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. Topic 330. Inventory, currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in U.S. GAAP with the measurement of inventory in IFRS. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company does not believe this update will have a material effect on its consolidated financial statements and related disclosures.

NOTE 5–STOCKHOLDERS’ EQUITY

The Company was formed with one class of no par value common stock and was authorized to issue 1,500 common shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In November 2011, the Company issued all of its authorized 1,500 shares of common stock to its officer and directors, Victor Shvetsky and Alexey Golovanov. The Company issued this stock to Mr. Shvetsky and Mr. Golovanov in exchange for $1,500 of services rendered to the Company in its formation at a price of $1.00 per share.

On July 12, 2012, the Company amended and restated its Certificate of Incorporation and increased the authorized number of shares to 50,000,000, $0.0001 par value from 1,500, no par value and effectuated a 10,000 to 1 forward stock split.

As of March 31, 2016, there are 15,000,000 shares of common stock outstanding.

NOTE 6–RELATED PARTY TRANSACTIONS

The Company sells radiation monitors and to date has purchased all of it inventory from a company in Russia, which is owned by the Company’s minority shareholder. Total inventory purchased was $106,949 and $156,660 for March 31, 2016 and December 31, 2015, respectively. The Company owes the Russian affiliate $46,916 and $115,815 and such amount is included in related party payables in the accompanying balance sheet at March 31, 2016 and December 31, 2015, respectively. The related payable balance is related to research and development costs incurred in 2014. The Company’s majority shareholder and chief executive officer owns a company in Tokyo, Japan, which had an oral agreement with the Company to sell its inventory on Amazon.com for a 5% - 10% commission. The Company ceased such related party commission sales in 2012 and in 2013, the Company ceased selling products to this related party company.

F-20

Since inception, the Company has not compensated its CEO, who is the majority shareholder, and no amounts are due at March 31, 2016 and December 31, 2015.

NOTE 7– COMMITMENTS AND CONTINGENCIES

Legal

In the normal course of business, the Company may become involved in various legal proceedings. The Company knows of no pending or threatened legal proceeding to which the Company is or will be a party that, if successful, might result in material adverse change in the Company’s business, properties or financial condition.

NOTE 8–GOING CONCERN

The Company‘s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. While the Company has established a source of revenues to cover its operating costs it incurred a loss in the current period and cannot support a salary for its CEO, which causes substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to implement its business plan. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising funds going forward. The Company cannot provide any assurance or guarantee that it will be able to raise funds. Potential investors must be aware if it is unable to raise funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9–SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to March 31, 2016 through May 27, 2016. Based on its evaluation, there is nothing to be disclosed herein.

F-21

QUARTA-RAD, INC.

1,500,000 Shares of Common Stock

_____________________________________________

PROSPECTUS

_____________________________________________

July 26, 2016